EXHIBIT F

       CENTRAL AND SOUTH WEST CORPORATION
     AGGREGATE INVESTMENT IN EXEMPT ENTITIES
              As of March 31, 1999
                   (UNAUDITED)





                                        (millions)

Frontera                                  $ 117.5
KVA                                           3.3
Newgulf                                      18.9
Enertek                                      36.8
Vale                                        183.1
Guna                                          0.4
Chile                                       114.2
SEEBOARD                                    829.0
                                        ----------

                                          1,303.2
                                        ----------


Less Non-Recourse Funds from Operations
     and Third Party Financing:

144a Bonds                                  200.0
SEEBOARD                                    160.6
Vale                                          8.5
Chile                                         5.3
                                        ----------

                                            374.4
                                        ----------

Net Aggregate Investment                  $ 928.8
                                        ==========